SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO. ____)

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SCHOOL SPECIALTY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement

if other than the Registrant)

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SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, WI 54942

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 29, 2006

To the Shareholders of School Specialty, Inc.:

The 2006 Annual Meeting of Shareholders of School Specialty, Inc. will be held at The American Club, located at 444 Highland Drive, Kohler, Wisconsin, on Tuesday, August 29, 2006 at 8:30 a.m. Central Time for the following purposes:

(1)	To elect one director to serve until the 2009 Annual Meeting of Shareholders as a Class II director;

(2)	To ratify the appointment of Deloitte & Touche LLP as School Specialty’s independent registered public accounting firm for fiscal 2007; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Shareholders of record at the close of business on July 25, 2006 are entitled to receive notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the enclosed proxy card, or by telephone vote. Your prompt voting by proxy will help ensure a quorum. If you vote by proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in this Proxy Statement.

By Order of the Board of Directors

Joseph F. Franzoi IV, Secretary

July 26, 2006

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, Wisconsin 54942

July 26, 2006

Proxy Statement

Unless the context requires otherwise, all references to “School Specialty,” “we” or “our” refer to School Specialty, Inc. and its subsidiaries. Our fiscal year ends on the last Saturday of April each year. In this proxy statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended April 29, 2006 is referred to as “fiscal 2006”).

This Proxy Statement is furnished by the Board of Directors of School Specialty for the solicitation of proxies from the holders of our common stock, $0.001 par value (the “Common Stock”), in connection with the Annual Meeting of Shareholders to be held at The American Club, located at 444 Highland Drive, Kohler, Wisconsin, on Tuesday, August 29, 2006 at 8:30 a.m. Central Time, and at any adjournment or postponement thereof (the “Annual Meeting”). It is expected that the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card, together with our Annual Report on Form 10-K for fiscal 2006, will be mailed to shareholders starting on or about July 28, 2006.

Shareholders can ensure that their shares are voted at the Annual Meeting by signing, dating and returning the enclosed proxy card in the envelope provided or by calling the toll-free telephone number listed on the proxy card. If you submit a signed proxy card or vote by telephone, you may still attend the Annual Meeting and vote in person. Any shareholder giving a proxy may revoke it before it is voted by submitting to School Specialty’s Secretary a written revocation or by submitting another proxy by telephone or mail that is received later. You will not revoke a proxy merely by attending the Annual Meeting unless you file a written notice of revocation of the proxy with School Specialty’s Secretary at any time prior to voting.

Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted as follows:

•	FOR the election of the individual nominated to serve as a Class II director, and

•	FOR ratification of the appointment of the independent registered public accounting firm.

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote on the same in their discretion.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be paid by School Specialty. No solicitation, other than by mail, is currently planned, except that officers or employees of School Specialty may solicit the return of proxies from certain shareholders by telephone or other electronic means.

Only shareholders of record at the close of business on July 25, 2006 (the “Record Date”) are entitled to receive notice of and to vote the shares of Common Stock registered in their name at the Annual Meeting. As of the Record Date, we had 22,744,301 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

Under Wisconsin law and School Specialty’s by-laws, the presence of a quorum is required to conduct business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting. The shares represented at the Annual Meeting by proxies that are marked, with respect to the director election, “withhold authority” or, with respect to any other proposals, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will also be counted as shares present for purposes of determining a quorum.

With respect to the vote required to approve the various proposals at the Annual Meeting, the following rules apply:

•	The director will be elected by the affirmative vote of a plurality of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote. In the election of a director, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of such election.

•	Ratification of the appointment of the independent registered public accounting firm requires that the votes cast in favor of ratification exceed the votes cast opposing the ratification. Abstentions and broker non-votes will therefore have no effect on the approval of this proposal.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of July 25, 2006 (unless otherwise specified) regarding the beneficial ownership of shares of Common Stock by each of our directors, the executive officers named in the summary compensation table (the “Named Officers”), all of our directors and executive officers as a group and each person believed by us to be a beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the business address of each of the following is W6316 Design Drive, Greenville, Wisconsin 54942.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (6)
David J. Vander Zanden (1)	446,019	2.0%
Mary M. Kabacinski (1)	129,717	*
Stephen R. Christiansen (1)	56,250	*
Jonathan J. Ledecky (1)	946,703	4.2%
Leo C. McKenna (1)	61,239	*
Terry L. Lay (1)	9,000	*
Edward C. Emma	1,000	*
All executive officers and directors as a group (7 persons) (1)	1,649,928	7.3%

MSD Capital, L.P. (2) MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022	2,784,500	12.2%

EARNEST Partners, LLC (3) 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	2,731,666	12.0%

T. Rowe Price Associates, Inc. (4) T. Rowe Price New Horizons Fund, Inc. 100 East Pratt Street Baltimore, Maryland 21202	1,997,926	8.8%

Neuberger Berman Inc. (5) Neuberger Berman, LLC Neuberger Berman Management Inc. Neuberger Berman Equity Funds 605 Third Avenue New York, New York 10158	1,948,553	8.6%

*	Less than 1% of the outstanding Common Stock.
(1)	Share amounts include options granted under our 1998 Stock Incentive Plan which are currently exercisable, or exercisable within 60 days after the Record Date, in the amount of 396,019 for Mr. Vander Zanden, 111,560 for Ms. Kabacinski, 56,250 for Mr. Christiansen, 946,579 for Mr. Ledecky, 55,000 for Mr. McKenna, 7,500 for Mr. Lay and 1,602,408 for all executive officers and directors as a group.
(2)	MSD Capital, L.P. and MSD SBI, L.P. have jointly filed an amended Schedule 13D with the SEC reporting that they had, as of June 20, 2006, shared voting and dispositive power over 2,784,500 shares of Common Stock.
(3)	EARNEST Partners, LLC filed an amended Schedule 13G with the Securities and Exchange Commission (the “SEC”) reporting that it had, as of December 31, 2005, sole voting power over 824,986 shares of Common Stock, shared voting power over 1,009,680 shares of Common Stock and sole dispositive power over 2,731,666 shares of Common Stock.
(4)

T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. have jointly filed an amended Schedule 13G with the SEC reporting that they had, as of December 31, 2005, sole voting power over

379,200 and 1,600,000 shares, respectively, of Common Stock and T. Rowe Price Associates, Inc. had sole dispositive power over 1,997,926 shares of Common Stock.
(5)	Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc. and Neuberger Berman Equity Funds have jointly filed an amended Schedule 13G with the SEC reporting that as of December 31, 2005, Neuberger Berman, Inc. and Neuberger Berman, LLC each had sole voting power over 1,215 shares of Common Stock, shared voting power over 1,753,938 shares of Common Stock and shared dispositive power over 1,948,553 shares of Common Stock. Also, Neuberger Berman Management Inc. had shared voting and dispositive power over 1,753,938 shares of Common Stock and Neuberger Berman Equity Funds had shared voting and dispositive power over 1,731,138 shares of Common Stock.
(6)	Based on 22,744,301 shares of Common Stock outstanding as of the Record Date.

PROPOSAL ONE: ELECTION OF DIRECTOR

School Specialty’s Board of Directors currently consists of six members. The Board of Directors has determined that the majority of the current directors are independent under the listing standards of the Nasdaq National Market. Our independent directors include Edward C. Emma, Terry L. Lay, Jonathan J. Ledecky and Leo C. McKenna. Directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of the directors in Class II expires at the Annual Meeting. The Board of Directors proposes that the nominee described below, who is currently serving as a Class II director and who is standing for re-election, be elected as a Class II director for a new term ending at the 2009 Annual Meeting and until his successor is duly elected and qualified.

The nominee has indicated a willingness to serve as a director, but if he should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends.

The Board of Directors unanimously recommends that shareholders vote “for” the election of the nominee to serve as a director.

NOMINEE FOR DIRECTOR—CLASS II

Name and Age of Director
David J. Vander Zanden Age 51	Mr. Vander Zanden became President and Chief Executive Officer of School Specialty in September 2002, after serving as Interim Chief Executive Officer since March 2002. Mr. Vander Zanden served as President and Chief Operating Officer from March 1998 to March 2002. From 1992 to March 1998, he served as President of Ariens Company, a manufacturer of outdoor lawn and garden equipment. Mr. Vander Zanden has served as a director of School Specialty since June 1998.

CONTINUING DIRECTORS—CLASS III

(term expiring 2007)

Name and Age of Director
Leo C. McKenna Age 72	Mr. McKenna has served as a director of School Specialty since June 1998. From September 2002 through February 2006, Mr. McKenna was the non-executive Chairman of the Board. Mr. McKenna is a self-employed financial consultant. He is a director and a member of the Executive Committee of the Boston and New York Life Insurance Company, a subsidiary of Boston Mutual Life Insurance Company. Mr. McKenna is a director and member of the John Brown Cook Foundation, a foundation established to support organizations that promote the American way of life, and an overseer to the Catholic Student Center at Dartmouth College.

Terry L. Lay Age 58	Mr. Lay has served as a director of School Specialty since June 2004 and was appointed non-executive Chairman of the Board in February 2006. He retired from VF Corporation in June 2005 having served as its Vice President and Chairman – Global Jeanswear Coalition. Previously, he served as Vice President and Chairman – Outdoor and International Jeanswear Coalitions. In October 2000, Mr. Lay was named Vice

Name and Age of Director
President Global Processes for VF Corporation in addition to his role as Chairman of VF’s International Jeanswear Coalition, which he held from March 1999 until his retirement. He previously served as President of the Lee Apparel Company. Mr. Lay has been active in many organizations, and formerly served on the board of directors of the American Apparel and Footwear Association.

CONTINUING DIRECTORS—CLASS I

(term expiring 2008)

Name and Age of Director
Edward C. Emma Age 51	Mr. Emma has served as a director of School Specialty since June 2006. He has been President and Chief Operating Officer of Jockey International, Inc. since 1995, and has served in various management roles at Jockey International since 1991. Mr. Emma has been a director of Jockey International since 1994.

Jonathan J. Ledecky Age 48	Mr. Ledecky has served as a director of School Specialty since June 1998 and was an employee of School Specialty from June 1998 to June 2000. He is currently President, Secretary and a Director of Endeavor Acquisition Corp., a publicly-traded Special Purpose Acquisition Corporation formed in June 2005. He is also currently Chairman of the Ledecky Foundation, a philanthropic organization, and Chairman of Ironbound Partners Fund LLC, a private investment management fund. He founded Building One Services Corporation (formerly Consolidation Capital Corporation) in February 1997 and served as its Chairman until March 2000. Mr. Ledecky was Vice Chairman of Lincoln Holdings, the owner of the Washington Capitals, Wizards and Mystics professional sports teams from 1999 to 2001. Mr. Ledecky founded U.S. Office Products in October 1994, served as its Chairman of the Board until June 1998 and served as its Chief Executive Officer until November 1997. Mr. Ledecky was a Trustee of George Washington University and served as a Commissioner on the National Commission on Entrepreneurship. He is a director of the Washington Educational Television Association (WETA). Prior to 1994, Mr. Ledecky held various executive level positions, primarily with investment management companies. Mr. Ledecky is a graduate of Harvard College and Harvard Business School. He served as Chief Marshal of Harvard University in 2004.

CORPORATE GOVERNANCE

The Board of Directors has standing Compensation, Executive Performance Compensation and Audit Committees. The Board of Directors held fifteen meetings in fiscal 2006. Each director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which each served, if any, in fiscal 2006.

The Board of Directors does not have a Nominating Committee because it believes that the nomination of directors is the responsibility of all of School Specialty’s independent directors. Therefore, in accordance with the listing standards of the Nasdaq National Market, the independent directors, including Mr. Emma, Mr. Lay, Mr. Ledecky and Mr. McKenna are responsible for approving director nominations. School Specialty’s Corporate Governance Principles set forth the authority and responsibilities of the independent directors with respect to director nominations. In connection with the selection and nomination process, the independent directors review the desired experience, skills and other qualities of potential candidates to assure the appropriate Board composition, taking into account the current Board members and the specific needs of School Specialty and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to School Specialty.

The independent directors will consider candidates nominated by shareholders of School Specialty in accordance with the procedures set forth in School Specialty’s by-laws. Under School Specialty’s by-laws, nominations other than those made at the discretion of the Board of Directors (or persons appointed by the Board of Directors) must be made pursuant to a timely notice in proper written form to the Secretary of School Specialty. To be timely, a shareholder’s request to nominate a person for director at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the Secretary of School Specialty at School Specialty’s principal office not less than 60 nor more than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination. Candidates nominated by shareholders of School Specialty in accordance with these procedures will be evaluated by the independent directors on the same basis as other nominees.

School Specialty does not have a policy regarding board members’ attendance at the annual meeting of shareholders; however, all of the members of the Board of Directors attended the 2005 annual meeting of shareholders.

The Compensation Committee is responsible for reviewing and approving the strategy and design of School Specialty’s compensation systems, making recommendations to the Board of Directors with respect to incentive compensation plans, reviewing the compensation of our directors and Chief Executive Officer and reviewing and approving the salaries and incentive compensation of key officers. The members of the Compensation Committee are Mr. Lay (Chairman), Mr. Emma (who was appointed in June 2006), Mr. Ledecky and Mr. McKenna, each of whom is “independent” within the meaning of the listing standards of the Nasdaq National Market. The Compensation Committee held seven meetings in fiscal 2006.

The Board of Directors appointed the Executive Performance Compensation Committee as a sub-committee of the Compensation Committee to approve certain matters related to performance-based compensation when required by Section 162(m) of the Internal Revenue Code of 1986, as amended. The Executive Performance Compensation Committee is also responsible for administering our 1998 and 2002 Stock Incentive Plans. The members of the Executive Performance Compensation Committee are Mr. Lay (Chairman), Mr. Emma (appointed in June 2006) and Mr. Ledecky. The Executive Performance Compensation Committee held seven meetings in fiscal 2006.

The Audit Committee is responsible for oversight of School Specialty’s accounting and financial reporting processes and the audit of School Specialty’s financial statements. The members of the Audit Committee are

Mr. McKenna (Chairman), Mr. Emma (appointed in June 2006), Mr. Lay and Mr. Ledecky, each of whom is “independent” within the meaning of the listing standards of the Nasdaq National Market. Mr. McKenna has been deemed by the Board of Directors to be an “audit committee financial expert” for purposes of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has adopted, and the Board of Directors has approved, a charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee held three meetings in fiscal 2006.

Shareholders wishing to communicate with members of the Board of Directors may direct correspondence to such individuals c/o Karen Riching, Assistant Secretary, W6316 Design Drive, Greenville, Wisconsin 54942. The Assistant Secretary will regularly forward such communications to the appropriate board member(s).

Certain documents relating to corporate governance matters are available on School Specialty’s web site at www.schoolspecialty.com. These documents include the following:

•	Corporate Governance Principles, which includes the charters of the Audit Committee, the Qualified Legal Compliance Committee and the Compensation Committee; and

•	Code of Business Conduct/Ethics, which contains an employee hotline number that employees may use to report suspected code violations on a confidential basis. All employees of School Specialty have been made aware of the availability of the hotline.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires School Specialty’s directors and officers, among others, to file reports with the SEC disclosing their ownership, and changes in their ownership, of stock in School Specialty. Copies of these reports must also be furnished to School Specialty. Based solely on a review of these copies, School Specialty believes that all filing requirements were complied with on a timely basis during fiscal 2006.

EXECUTIVE COMPENSATION

Summary Compensation Information. The following table sets forth the compensation earned by the Named Officers during fiscal years 2006, 2005 and 2004.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation					All Other Compensation ($)
		Salary ($)	Bonus ($)(1)		Other Annual Compensation
David J. Vander Zanden	2006	$501,279	—		$12,360	(3)	$25,539	(4)
President and Chief Executive Officer	2005	483,715	$25,000	(2)	13,062		24,667
	2004	453,769	98,221		15,165		24,016

Mary M. Kabacinski	2006	$268,654	—		—		$5,854	(5)
Executive Vice President and	2005	263,462	$20,000	(2)	—		4,982
Chief Financial Officer	2004	246,154	55,481		—		4,331

Stephen R. Christiansen	2006	$262,981	—		—		$5,854	(5)
Executive Vice President, Specialty Companies	2005	262,981	—		—		4,982
	2004	262,981	—		—		5,400

(1)	Consists of amounts awarded under School Specialty’s Executive Incentive Plan.

(2)	Represents a bonus granted to Mr. Vander Zanden and Ms. Kabacinski in fiscal 2006 for service to School Specialty during fiscal 2005.

(3)	Represents tax gross-up payment related to term life insurance premium.

(4)	Represents $19,685 paid by School Specialty for the term life insurance premium and contributions by School Specialty under our 401(k) plan of $5,854.

(5)	Represents contributions by School Specialty under our 401(k) plan.

Option Grants. No options to acquire School Specialty Common Stock were granted to the Named Officers during fiscal 2006.

Option Exercises. The following table provides information regarding options to acquire School Specialty Common Stock exercised during fiscal 2006 and options held at fiscal year end by the Named Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year End Option/SAR Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David J. Vander Zanden	—	—	396,019	12,500	$7,738,667	$153,375
Mary M. Kabacinski	2,000	$44,435	113,560	—	2,204,877	—
Stephen R. Christiansen	—	—	56,250	18,750	690,188	230,062

(1)	For valuation purposes, an April 28, 2006 closing market price of $36.37 per share was used.

Equity Compensation Plan Information

The following table sets forth certain information as of April 29, 2006 about shares of our common stock outstanding and available for issuance under our equity compensation plans, the Amended and Restated School Specialty, Inc. 1998 Stock Incentive Plan (the “1998 Plan”) and the 2002 Stock Incentive Plan (the “2002 Plan”). Under the 1998 Plan and 2002 Plan, we may grant stock options and other awards from time to time to employees, consultants, advisors and independent contractors of School Specialty and its subsidiaries, as well as non-employee directors and officers of School Specialty. The 1998 Plan was approved by shareholders on August 29, 2000 and the 2002 Plan was approved by shareholders on August 27, 2002.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by shareholders (1)	2,881,663	$23.29	1,304,856
Equity compensation plans not approved by shareholders (2)	N/A	N/A	N/A
Total	2,881,663	$23.29	1,304,856

(1)	Grants for shares of our common stock under the 1998 Plan are limited to 20% of the outstanding shares of School Specialty stock at the time of grant. As the number of outstanding shares of School Specialty stock increases or decreases, the maximum number of shares that may be issued under the 1998 Plan increases and decreases. As of April 29, 2006, there were 22,962,111 shares of School Specialty common stock outstanding. Grants for shares of our common stock under the 2002 Plan are limited to 1,500,000 shares.

(2)	School Specialty does not maintain any equity compensation plans that have not been approved by shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee directors are granted options under our stock incentive plans to purchase 15,000 shares of Common Stock upon their initial election as members of the Board of Directors and 5,000 shares of Common Stock during each additional year of service. These options have been granted at an exercise price equal to the fair market value on the date of grant and have had three year vesting schedules.

Non-employee directors are currently paid an annual retainer of $30,000 plus $1,000 for each additional special meeting and committee meeting attended and are reimbursed for all out-of-pocket expenses related to their service as directors. The non-executive chairman is paid an additional annual retainer of $40,000 and non-employee director committee chairmen are paid annual retainers of $2,500.

During fiscal 2006, each member of the special committee of independent directors established to consider a merger transaction, which was terminated in October 2006 by mutual agreement of the parties, received a fee in the amount of $1,000 per meeting or for any day (other than a day on which a meeting of the special committee was held) on which he or she devoted a meaningful portion of his or her day to the affairs of the special committee as consideration for his or her service on the special committee. Receipt of this compensation was not contingent on the special committee’s approval of the merger agreement. Each member’s out-of-pocket expenses were also reimbursed.

EMPLOYMENT CONTRACTS AND RELATED MATTERS

We have entered into employment agreements with each Named Officer.

We entered into an employment agreement with David J. Vander Zanden, President and Chief Executive Officer of School Specialty, on November 5, 2002. The agreement has an initial term of three years, and automatically renews for additional three year terms following the first year of the initial term or any renewal term unless either party gives notice of non-renewal. The agreement provides for an annual base salary of at least $425,000 and participation in a performance-based incentive compensation plan. The agreement contains a confidentiality provision that is triggered upon the termination of Mr. Vander Zanden’s employment and runs for a period of two years. The agreement provides Mr. Vander Zanden the right to terminate his employment upon a change of control of School Specialty. In the event Mr. Vander Zanden’s employment is terminated due to his death or disability or upon a change of control, School Specialty is required to pay to him his base salary for the balance of the then remaining term of the agreement. The agreement contains a non-compete provision that applies during Mr. Vander Zanden’s employment and runs for a period of two years following termination of employment or the length of time he receives base salary payments, whichever is longer. On November 5, 2002, the Board of Directors of School Specialty approved an Executive Term Life Insurance Plan (the “Plan”) for Mr. Vander Zanden. The Plan provides for $20 million of term life insurance coverage on the life of Mr. Vander Zanden. The Plan, with premiums paid by School Specialty, provides coverage under two separate policies. The first policy provides for $10 million of coverage, with School Specialty designated as the beneficiary. The second policy provides for $10 million of coverage, with beneficiaries designated by Mr. Vander Zanden. The second policy is in addition to Mr. Vander Zanden’s compensation as provided for as part of his employment agreement.

We entered into an employment agreement with Mary M. Kabacinski, Executive Vice President and Chief Financial Officer of School Specialty, on September 3, 1999. The agreement has an initial term of two years, with automatic two year extensions following the first year of the initial term or any renewal term unless either party gives notice of non-renewal. The agreement provides for an annual base salary of at least $175,000 and participation in a performance-based incentive compensation plan. The agreement provides Ms. Kabacinski with the right to terminate her employment upon a change of control of School Specialty. The agreement contains a confidentiality provision that is triggered upon the termination of Ms. Kabacinski’s employment and runs for a period of two years. In the event Ms. Kabacinski’s employment is terminated due to her death, disability or upon a change of control, School Specialty is required to pay Ms. Kabacinski her base salary for the balance of the then remaining term of the agreement. The agreement contains a non-compete provision that applies during Ms. Kabacinski’s employment and runs for a period of 18 months following termination of employment.

We entered into an employment agreement with Stephen R. Christiansen, Executive Vice President of the Specialty Companies, on November 5, 2002. The agreement has an initial term of two years, with automatic one year extensions unless either party gives notice of non-renewal. The agreement provides for an annual base salary of at least $225,000 and participation in a performance-based incentive compensation plan. The agreement contains confidentiality, non-solicitation and non-compete provisions that apply during Mr. Christiansen’s employment and runs for a period of 24 months following termination of employment.

COMPENSATION COMMITTEE REPORT

School Specialty’s executive compensation program is designed to attract and retain highly competent executives, to provide incentives for achieving and exceeding School Specialty’s short-term and long-term financial goals, and to align the financial objectives of our executives with the enhancement of shareholder value.

The Compensation Committee consists of Mr. Lay (Chairman), Mr. Emma (appointed in June 2006), Mr. Ledecky and Mr. McKenna. The Compensation Committee is responsible for reviewing and approving the compensation of our President and Chief Executive Officer, Mr. Vander Zanden, and the recommendations of Mr. Vander Zanden concerning the compensation levels of our other executive officers. The Executive Performance Compensation Committee consists of Mr. Lay (Chairman), Mr. Emma (appointed in June 2006) and Mr. Ledecky. The Executive Performance Compensation Committee administers our 1998 and 2002 Stock Incentive Plans, with responsibility for determining the awards to be made under such plans.

The Compensation and the Executive Performance Compensation Committees review compensation programs for executive officers annually and more frequently as appropriate. Because certain matters related to compensation are approved by the Executive Performance Compensation Committee, that committee joins in this report of the Compensation Committee.

Overview. The compensation structure for our executive officers consists in general of three principal components: base salary, annual cash bonus and periodic grants of stock options. Base salary determinations are an important ingredient in attracting and retaining quality personnel in a competitive market. Base salaries are set at levels based generally on subjective factors, including the individual’s level of responsibility, experience and past performance record. In addition, a significant portion of compensation is directly related to and contingent upon objective performance criteria established on an annual basis. Accordingly, our executives participate in annual cash bonus arrangements based in part on objective formulas tied to the individual’s profit center and/or School Specialty as a whole. Finally, to ensure that executive officers hold equity positions in School Specialty, which we think is important, stock options may be granted to executives to enable them to hold equity interests at more meaningful levels than they could through alternative methods.

Base Salary. The base salary of Mr. Vander Zanden was established by his employment agreement and is reviewed annually by the Compensation Committee which makes recommendations on changes to the Board of Directors for approval. In November 2002, the Committee recommended an annual base salary of at least $425,000 for Mr. Vander Zanden in recognition of his expanded role as Chief Executive Officer. In fiscal 2006, Mr. Vander Zanden received a salary of $501,279. Executive salaries for officers other than the President and Chief Executive Officer are recommended to the Compensation Committee for review and approval prior to submission to the Board of Directors for approval.

Cash Bonus. For corporate executives, the current incentive compensation plan permits such persons to receive up to 100% of their base compensation in cash bonus and is tied in part to the performance goals established on an annual basis by the Board of Directors and in part to discretionary performance criteria. The Committee believes that the plan provides important incentives to executives thereby benefiting not only the executive but School Specialty as well. Based on the criteria set forth in the incentive compensation plan and School Specialty’s financial performance, the Committee granted bonuses of $25,000 and $20,000 to Mr. Vander Zanden and Ms. Kabacinski, respectively, in fiscal 2006 for their service to School Specialty during fiscal 2005. No bonuses were granted to the Named Officers during fiscal 2006 for their service to School Specialty during fiscal 2006.

Equity Based Compensation. Under our 1998 and 2002 Stock Incentive Plans, the Executive Performance Compensation Committee determines the stock option awards to be made to executive officers and others. With respect to our President and Chief Executive Officer, the Executive Performance Compensation Committee bases its determination upon performance goals as well as existing overall compensation. With respect to other executives, the Executive Performance Compensation Committee bases its determinations on recommendations made by management.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public corporations for compensation over $1 million for any fiscal year paid to the corporation’s chief executive officer and other highly compensated executive officers whose compensation is required to be reported in this Proxy Statement as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In making compensation decisions, it is the Compensation Committee’s current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) and has established the Executive Performance Compensation Committee to assist in that regard. Because of uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that the compensation paid to our most highly compensated officers will be deductible for federal income tax purposes, notwithstanding School Specialty’s efforts to satisfy such section. In addition, School Specialty may pay compensation that does not satisfy these requirements for deduction if it is deemed advisable for business reasons.

The Compensation Committee:	The Executive Performance Compensation Committee:
Terry L. Lay (Chairman)	Terry L. Lay (Chairman)
Edward C. Emma	Edward C. Emma
Jonathan J. Ledecky	Jonathan J. Ledecky
Leo C. McKenna

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

With the exception of Leo C. McKenna, no current member of the Compensation Committee, nor anyone who was a member of the Compensation Committee during fiscal 2006, has ever been an officer of School Specialty or any of our subsidiaries, and none of our executive officers has served on the compensation committee or the board of directors of any company of which any of our directors is an executive officer. Mr. McKenna is a former non-employee officer and director of a predecessor company of School Specialty that was acquired by U.S. Office Products in 1996. Mr. Ledecky was an employee of School Specialty from June 1998 to June 2000.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee oversees all accounting and financial reporting processes and the audit of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to the quality and integrity of our financial statements and the qualifications, independence and performance of our independent registered public accounting firm. During fiscal 2006, the Audit Committee met three times, and the Audit Committee chair, the designated representative of the Audit Committee, discussed the interim financial information contained in each of our quarterly reports on Form 10-Q with the Chief Financial Officer and independent registered public accounting firm prior to their filing with the SEC.

In June 2006, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2007.

Independent Registered Public Accounting Firm Independence and Fiscal 2006 Audit. In discharging its duties, the Audit Committee obtained from Deloitte, our independent registered public accounting firm for the 2006 audit, a formal written statement describing all relationships between Deloitte and us that might bear on Deloitte’s independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Deloitte any relationships that may impact their objectivity and independence and satisfied itself as to Deloitte’s independence. The Audit Committee also independently discussed the quality and adequacy of our internal controls with management and Deloitte. The Audit Committee reviewed with Deloitte its audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of Deloitte’s fiscal 2006 audit of the financial statements.

Fiscal 2006 Financial Statements and Recommendations of the Committee. The Audit Committee separately reviewed and discussed our audited financial statements and management’s discussion and analysis of financial condition and results operations (“MD&A”) as of and for the fiscal year ended April 29, 2006 with management and Deloitte. Management has the responsibility for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review, and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that our audited financial statements and MD&A be included in our annual report on Form 10-K for the fiscal year ended April 29, 2006 for filing with the SEC.

Fees Paid to Deloitte & Touche LLP. The aggregate fees billed for professional services by Deloitte during fiscal 2006 and fiscal 2005 were approximately:

Type of Fees	Fiscal 2006	Fiscal 2005
Audit Fees	$684,000	$617,800
Audit-Related Fees	188,000	41,100
Tax Fees	245,000	377,000

Total	$1,117,000	$1,035,900

In the above table, “audit fees” are fees School Specialty paid Deloitte for professional services for the audit of School Specialty’s consolidated financial statements included in its Form 10-K and review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Services related to School Specialty’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are included in audit fees for fiscal 2006 and 2005. “Audit-related fees” are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of School Specialty’s financial statements. Audit-related services for fiscal

2006 included services related to our terminated merger transaction, a benefit plan audit and other transaction-related services. Audit-related services for fiscal 2005 included post-closing accounting services related to one acquisition and a benefit plan audit. “Tax fees” are fees for tax compliance, tax advice, and tax planning. Tax-related services for fiscal 2006 and fiscal 2005 included tax return preparation and consulting. There were no “other fees” paid in fiscal 2006 or fiscal 2005.

The Audit Committee pre-approves all audit and non-audit work, including tax compliance and tax consulting, performed by Deloitte. However, the Audit Committee has delegated the approval of one category of non-audit services, post-closing accounting services related to School Specialty’s future acquisitions and dispositions, to the Chairman in the event it is not administratively expedient for the full Audit Committee to approve and authorize such services. In such case, the Chairman is required to make a report to the full Audit Committee at its next meeting. All audit and non-audit services provided by Deloitte during fiscal 2006 were pre-approved by the Audit Committee.

The Audit Committee:

Leo C. McKenna (Chairman)

Edward C. Emma

Terry L. Lay

Jonathan J. Ledecky

PERFORMANCE GRAPH

The following graph compares the total shareholder return on our Common Stock since April 28, 2001 with that of the Russell 2000 Stock Market Index and a peer group index constructed by us. The companies included in our peer group index are: Renaissance Learning, Inc. (RLRN), Scholastic Corporation (SCHL), The Aristotle Corporation (ARTL) and Excelligence Learning Corporation (LRNS).

The total return calculations set forth below assume $100 invested on April 28, 2001, with reinvestment of any dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through April 29, 2006. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

	April 28, 2001	April 27, 2002	April 26, 2003	April 24, 2004	April 30, 2005	April 29, 2006
School Specialty, Inc.	$100.00	$124.06	$78.67	$161.63	$162.91	$159.66
Russell 2000 Index	$100.00	$106.77	$84.60	$120.15	$125.81	$167.92
Peer Group	$100.00	$109.12	$61.28	$66.49	$69.98	$59.47

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon recommendation of the Audit Committee and subject to ratification by the shareholders at the Annual Meeting, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit the consolidated financial statements of School Specialty for the fiscal year ending April 28, 2007. Deloitte audited the financial statements of School Specialty for the fiscal year ended April 29, 2006. Representatives of Deloitte will be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from shareholders.

If shareholders do not ratify the appointment of Deloitte, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2007.

OTHER MATTERS

Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2007 Annual Meeting of Shareholders must be submitted to us no earlier than May 31, 2007 and no later than June 30, 2007. Any other shareholder proposed business to be brought before the 2007 Annual Meeting of Shareholders must be submitted to us no later than March 28, 2007. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with our By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2007 Annual Meeting of Shareholders of School Specialty must be received by us at our principal executive offices, W6316 Design Drive, Greenville, Wisconsin, 54942 on or before March 28, 2007. Proposals should be directed to Ms. Karen A. Riching, Assistant Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Shareholders may obtain a copy of our Annual Report on Form 10-K for fiscal 2006 at no cost by writing to Ms. Karen A. Riching, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin, 54942.

By Order of the Board of Directors,

Joseph F. Franzoi IV, Secretary

Appendix A

SCHOOL SPECIALTY, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

I.    Purpose

The primary responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Committee assists the Board of Directors in its oversight of: the quality and integrity of the Company’s financial statements; the qualifications and independence of the Company’s independent auditors; the performance of the Company’s independent auditors; and the Company’s compliance with applicable legal, ethical and regulatory requirements. The Committee shall also prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

The Committee’s job is one of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management of the Company is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing the Company’s financial statements.

II.    Committee Composition

The Committee shall be comprised of at least three members, consisting solely of “independent” directors who are “financially literate” at the time of their appointment to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting or other comparable experience or background which results in the individual’s financial sophistication, as provided in the rules of The Nasdaq National Market. The Board of Directors may determine that one or more members of the Committee shall be an “audit committee financial expert” as defined by SEC rules.

A director is “independent” if he or she meets the requirements for independence set forth in the rules of the Nasdaq National Market and the SEC.

A director is “financially literate” if he or she is able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. Committee members may enhance their familiarity with finance and accounting by participating in educational programs.

The members of the Committee will be appointed by the Board of Directors. A member will serve until his or her successor is appointed, until his or her resignation from the Committee, until his or her position on the Committee is eliminated due to a reduction in the size of the Committee, until he or she is removed from the Committee by the Board of Directors, or until his or her service on the Board of Directors terminates. The chairperson of the Committee will be the member of the Committee appointed to serve in such capacity by the Board of Directors from time to time.

Except as otherwise determined by the Board of Directors, no member of the Committee will simultaneously serve on the audit committees of more than two other public companies.

III.    Meetings and Reports

The Committee shall meet at least four times annually, or more frequently as the Committee deems necessary. Meetings of the Committee may be called by any member of the Committee. The Committee chair shall prepare or approve an agenda in advance of Committee meetings. If appropriate, the Committee shall report to the Board of Directors at the Board meeting following each Committee meeting or more frequently as necessary regarding the Committee’s activities, findings, conclusions and recommendations, including any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance and independence of the company’s independent auditors.

IV.    Responsibilities and Powers

The Committee’s responsibilities shall include the following:

A.	Independent Auditors. The Committee shall be directly and solely responsible for the appointment, compensation, retention and oversight of the independent auditors. The Committee shall have the following additional specific responsibilities with respect to the independent auditors:

1.	Pre-approve the terms of engagement of the independent auditors, including the audit services within the scope of the engagement and the fees to be paid to the independent auditors, and pre-approve the appointment of and fee arrangements of any other external auditors employed for other specific audit purposes.

2.	Receive the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented from time to time, discuss with the independent auditors the independent auditors’ independence, including actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

3.	Periodically evaluate the independent auditors’ qualifications, performance and independence and the experience and qualifications of the senior individuals assigned by the independent auditors to the Company’s account. The Committee shall present their conclusions with respect to the independent auditors to the full board.

4.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, concurring and other audit partners as required by law, and periodically consider whether the Company should regularly rotate its independent auditors.

5.	Monitor and approve the hiring in accounting or executive positions of the Company of employees and former employees of the independent auditors and the positions for which they are hired, in order to satisfy itself that there are no disqualifying previous employment relationships between members of the Company’s audit engagement team and the Company.

B.	Quarterly and Annual Financial Statements

1.	Review each year the planned scope of the examination of the Company’s financial statements by the independent auditors.

2.	Review with management and the independent auditors: The quarterly financial statements to be included in each of the Company’s Quarterly Reports on Form 10-Q, review of Form 11-K and upon completion of their audit, the annual financial statements to be included in the Company’s Annual Report on Form 10-K, past audit adjustments (as relevant), the quality of the Company’s reported earnings and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	Review any quarterly disclosures made to the Committee by the Company’s chief executive officer and chief financial officer pursuant to the certifications required under Section 302 of the Sarbanes-Oxley Act.

4.	Review and discuss with the independent auditors and management (a) the development, selection, application and disclosure of all critical accounting policies and practices used in the audited financial statements, (b) all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences and (d) the effect of regulatory and accounting initiatives on the Company’s financial statements.

5.	Discuss with the independent auditors the matters required to be discussed by SAS 61, which deals with auditor communications with audit committees, as may be modified or supplemented from time to time.

6.	Based on the review and discussions referred to in Sections A.2, B.2 and B.5, make a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K filed each year.

7.	Review any recommendations of the independent auditors resulting from the audit and monitor management’s response.

8.	Review with management any matter of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of the audit and management’s response to such disagreements, problems or difficulties.

9.	Review with the independent auditors any matter of significant disagreement between the independent auditors and management and any other problems or difficulties encountered during the course of the audit and the independent auditors’ response to such disagreements, problems or difficulties.

C.	Non-Audit Services

Pre-approve, or establish policies and procedures to pre-approve, all permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditors, with exceptions provided for de minimus amounts as provided in applicable SEC regulations. In the event pre-approval of non-audit services is delegated to one or more members of the Committee, any decisions made by the delegated member(s) must be reported to the full Committee at its next scheduled meeting.

D.	Internal Control

1.	Meet privately periodically (but at least annually) with the independent auditors to review the adequacy of the Company’s internal controls and internal control over financial reporting, accounting policies and procedures, special audit steps adopted in light of material control deficiencies and particular concerns of the Committee or the independent auditors.

2.	Meet privately periodically (but at least annually) with management to review the adequacy of the Company’s internal controls and internal control over financial reporting, accounting policies and procedures, the internal audit function, and particular concerns of the Committee or management.

3.	Investigate claims of abuse of expense accounts and use of corporate assets by the Company’s executive officers.

E.	Risk Assessment and Risk Management

1.	Periodically discuss with management the Company’s major financial risk exposures and the steps that management has taken to assess, monitor and control such exposures.

F.	Code of Ethics

1.	Monitor compliance with the Company’s Code of Ethics.

G.	Special Investigations

1.	Direct any special investigations concerning matters relating to the Company’s financial statements, internal controls, internal control over financial reporting, and compliance with applicable laws or Code of Ethics.

2.	Establish and periodically review procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns.

3.	Adopt written procedures for the confidential receipt, retention and consideration of any attorney reports of material violations of securities laws, breaches of fiduciary duty or similar violations, as provided in SEC regulations under §307 of the Sarbanes-Oxley Act.

H.	Use of Advisers

1.	The Committee has authority to retain its own independent legal, accounting and other advisers in its sole discretion to carry out its duties, including sole authority to approve the fees and other retention terms of any adviser and to terminate such adviser. The Company shall provide for such funding required by the Committee.

I.	Other

1.	Review and approve all related-party transactions with directors, executive officers, 5% shareholders, members of their family and persons or entities affiliated with any of them.

2.	Review and assess the adequacy of this Charter on at least an annual basis.

3.	Periodically discuss with management the types of information to be disclosed in the Company’s earnings releases, including the use of non-GAAP financial measures, and the manner in which this information will be presented.

4.	Discuss with management and the independent auditors the quarterly and annual reported earnings of the Company prior to the release of this information to the public and discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of these discussions and reviews.

5.	Periodically discuss with management the types of financial information and earnings guidance to be disclosed to analysts and rating agencies, and the manner in which this information will be presented.

6.	Monitor any litigation involving the Company which may have a material financial impact on the Company or relate to matters entrusted to the Committee.

7.	Review with management the status of tax returns and tax audits.

The Committee shall be available to receive reports, suggestions, questions or recommendations relating to the matters for which it has responsibility from the independent auditors or management personnel.

Proxy Card

SCHOOL SPECIALTY, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints David J. Vander Zanden and Mary M. Kabacinski, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of School Specialty, Inc. held of record by the undersigned on July 25, 2006 at the 2006 Annual Meeting of Shareholders of School Specialty, Inc. to be held on August 29, 2006, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, this proxy will be voted “FOR” the election of the individual nominated to serve as a Class II director and “FOR” the ratification of the appointment of the independent registered public accounting firm, each of which is being proposed by School Specialty, Inc.

(Continued and to be signed on reverse side.)

Co. # ______________	Annual Meeting of Shareholders School Specialty, Inc. August 29, 2006	Acct. # ___________________

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call, toll-free, 1-800 PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS	_______________________________________________________________________________

☒	Please mark your votes as in this example.

1.	ELECTION OF DIRECTOR:

(To serve until the 2009 Annual Meeting and until his successor is elected and qualified)	☐ FOR the nominee listed to the right (except as specified below).	☐ WITHHOLD AUTHORITY to vote for the nominee listed to the right.	Nominee: 1-David J. Vander Zanden

2.	RATIFY DELOITTE & TOUCHE LLP AS SCHOOL SPECIALTY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.

☐	FOR

☐	AGAINST

☐	ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING (AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF).

No. of Shares ___________

Date: _______________, 2006
Check appropriate box Indicate changes below:	_____________________________________________________
(Signature of Shareholder)

Address Change? ☐ Name Change? ☐	_____________________________________________________

(Signature of Shareholder - if held jointly)
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.